                                                                   Exhibit 10.10

                                 KIBBLE, INC.

                 FOUNDER'S RESTRICTED STOCK PURCHASE AGREEMENT


     This Founders Stock Purchase Agreement (the "Agreement") is made as of the ___ day of October 1997 by and between Kibble Inc., a Delaware corporation (the "Company"), and Marc B. Randolph (the "Founder").

     WHEREAS pursuant to the formation of the Company and in order to induce Founder to contribute certain property to the Company, the Company will issue to Founder 2,700,000 shares of Common Stock of the Company (the "Common Stock").

     THEREFORE, in consideration of the mutual covenants and representations herein set forth, the parties agree as follows:

     1.   Purchase. Subject to the terms and conditions of this Agreement, the
          --------
Company hereby agrees to issue to Founder and Founder agrees to acquire from the Company on the Closing Date (as defined below), 2,700,000 shares of the Common Stock (the "Shares") at a price of $0.05 per share, for an aggregate consideration of $135,000.00 which consideration will be paid by Founder in the form of the assignment and transfer to the Company (the "Exchange") of all of Founder's right, title and interest in and to all trade secrets, discoveries, concepts, ideas, whether patentable or not, and all improvements thereto, presently owned by Founder relating to the Founder's business plan (the "Business Plan"), a description of which is attached hereto as Exhibit A. Founder's interest in the Business Plan is valued at $135,000.00. It is hereby acknowledged that the Business Plan is co-owned by Founder and Reed Hastings, and that Mr. Hastings' interest in the Business Plan will be transferred pursuant to a separate founders' stock purchase agreement. The parties intend that the Exchange shall constitute a transfer in which no gain or loss is recognized in accordance with the provisions of Section 351 of the Internal Revenue Code of 1986, as amended.

     2.   Closing.  The purchase and sale of the Shares shall occur at a Closing
          -------
to be held contemporaneously with the execution hereof (the "Closing Date"). At the Closing, Founder is hereby assigning, transferring and delivering to the Company the consideration to be paid for the Shares, and the Company is issuing the Shares registered in the name of the Founder.

     3.   Repurchase Option.
          ------------------

          (a) In the event of any voluntary or involuntary termination of the Founder's Continuous Status (as such term is defined below) as an employee or board member of the Company for any or no reason (including death or disability) before all of the Shares are released from the Company's repurchase option pursuant to Section 4 hereof, the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option for a period of sixty (60) days from such date to repurchase up to that number of shares which constitute the Unreleased Shares (as such term defined in Section 4 hereof) at the original purchase price per share (the "Repurchase Price"). Said option shall be exercised by the

Company by delivering written notice to the Founder or the Founder's executor (with a copy to the Escrow Holder (as such term is defined in Section 6 hereof)) AND, at the Company's option, (i) by delivering to the Founder or the Founder's executor a check in the amount of the aggregate Repurchase Price, or (ii) by the Company canceling an amount of the Founder's indebtedness to the Company equal to the aggregate Repurchase Price, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such aggregate Repurchase Price. Upon delivery of such notice and the payment of the aggregate Repurchase Price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company. For purposes of this Agreement, "Continuous Status" means the absence of any interruption of Founder's employment by or service as a member of the Board of Directors of the Company; provided that (i) for purposes of this Agreement, Founder's "employment" shall be deemed to include part-time employment status and (ii) any transition from Board of Directors member to employee or from employee to Board of Directors member shall not be considered an interruption of "Continuous Status".

          (b) Whenever the Company shall have the right to repurchase Shares hereunder, the Company may designate and assign one or more employees, officers, directors or stockholders of the Company or other persons or organizations to exercise all or a part of the Company's purchase rights under this Agreement and purchase all or a part of such Shares. If the Fair Market Value of the Shares to be repurchased on the date of such designation or assignment (the "Repurchase FMV") exceeds the aggregate Repurchase Price of such Shares, then each such designee or assignee shall pay the Company cash equal to the difference between the Repurchase FMV and the aggregate Repurchase Price of such Shares.

     4.   Release of Shares From Repurchase Option.
          -----------------------------------------

          (a)   (i)   Twenty-five percent (25%) of the Shares shall be released
from the Company's repurchase option exactly one year after the date of execution of this Agreement and one forty-eighth (1/48) of the Shares shall be released each month thereafter, provided in each case that the Founder's Continuous Status with the Company has not terminated prior to the date of any such release.

          (ii) With respect to the vesting set forth in Section 4(a)(i) above, in the case of an Acquisition of the Company, as defined herein, then one hundred percent (100%) of the balance of the Shares which have not yet been released from the Company's repurchase option as set forth above shall be released from the Company's repurchase option as of the date of closing of the Acquisition. For purposes of this Agreement, "Acquisition" shall mean the Company's acquisition by an unaffiliated third party by way of merger after which the stockholders of the Company own less than fifty percent (50%) of the outstanding voting securities of the surviving corporation, or by way of sale by the Company of all or substantially all of its assets or stock.

          (b) Any of the Shares which have not yet been released from the Company's repurchase option are referred to herein as "Unreleased Shares."

          (c) The Shares which have been released from the Company's repurchase option shall be delivered to the Founder at the Founder's request (see Section 6 hereof).

     5.   Restriction on Transfer; Right of First Refusal.
          ------------------------------------------------

          (a) Before any Shares registered in the name of the Founder may be sold or transferred (including transfer by operation of law), such Shares shall first be offered to the Company.

               (i) The Founder shall deliver a notice ("Notice") to the Company stating (A) Founder's bona fide intention to sell or transfer such Shares, (B) the number of such Shares to be sold or transferred, (C) the price for which the Founder proposes to sell or transfer such shares, and (D) the name of the proposed purchaser or transferee.

               (ii) Within thirty (30) days after receipt of the Notice, the Company or its assignee may elect to purchase all (but not less than all) Shares to which the Notice refers, at the price per share specified in the Notice. Full payment for all the Shares to which the Notice refers shall be made by the Company or its assignee to the Founder by cash.

               (iii) If the Shares to which the Notice refers are not elected to be purchased, as provided in subparagraph 5(a)(ii), the Founder may sell the Shares to any person named in the Notice at the price specified in the Notice or at a higher price, provided that such sale or transfer is consummated within 60 days of the date of said Notice to the Company, and provided, further, that any such sale is in accordance with all the terms and conditions hereof. Any sale or transfer after such 60 day period or on terms more favorable to the proposed purchaser or transferee then described in the Notice shall be subject again to this subparagraph 5(a).

               (iv) The provisions of this subparagraph 5(a) shall terminate on the earlier of (A) the effective date of a registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an underwritten public offering of Common Stock of the Company or (B) the closing date of a sale of assets or merger of the Company pursuant to which stockholders of this Company receive securities of a buyer whose shares are publicly traded. The provisions of this subparagraph 5(a) shall not apply to a transfer of any Shares by the Founder, either during his lifetime or on death by will or intestacy to his ancestors, descendants or spouse; provided, in each such case a transferee shall receive and hold such Shares subject to the provisions of this Agreement and there shall be no further transfer of such Shares except in accordance herewith.

          (b) Founder agrees in connection with the Company's initial public offering of its equity securities pursuant to a registration statement filed under the Securities Act, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Shares without the prior written consent of the Company or its underwriters, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such underwriters; provided, that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

          (c) The Company shall not be required (A) to transfer on its books any Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (B) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred.

          6.   Escrow of Shares.
               -----------------

          (a) All of the Shares issued under this Agreement shall be held by the Secretary of the Company or his designee (the "Escrow Holder"), along with a stock assignment executed by the Founder in blank, until the expiration in full of the Company's option to repurchase such Shares as set forth above.

          (b) The Escrow Holder is hereby directed to permit transfer of the Shares only in accordance with this Agreement or instructions signed by both parties. In the event further instructions are desired by the Escrow Holder, he shall be entitled to rely upon directions executed by a majority of the authorized number of the Company's Board of Directors. The Escrow Holder shall have no liability for any act or omission hereunder while acting in good faith in the exercise of his own judgment.

          (c) If the Company or any assignee exercises its repurchase option hereunder, the Escrow Holder, upon receipt of written notice of such option exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

          (d) When the repurchase option has been exercised or expires unexercised or a portion of the Shares has been released from such repurchase option, upon Founder's request the Escrow Holder shall promptly cause a new certificate to be issued for such released shares and shall deliver such certificates to the Founder.

          (e) Subject to the terms hereof, the Founder shall have all the rights of a stockholder with respect to such Shares while they are held in escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon. If, from time to time during the term of the Company's repurchase option, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Founder is entitled by reason of his ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Shares" for purposes of this Agreement and the Company's repurchase option.

     7.   Legends.  All certificates representing any of the Shares subject to
          -------
the provisions of this Agreement shall have endorsed thereon legends substantially in the following form:

          (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          (b) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A REPURCHASE OPTION AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE FOUNDERS STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND REPURCHASE OPTION ARE BINDING ON TRANSFEREES OF THESE SHARES."

     8.   Founder's Representations. In connection with the purchase of the
          -------------------------
Shares and the assignment and transfer of the Business Plan to the Company, Founder hereby represents and warrants to the Company:

          (a) Founder has not previously assigned, transferred, conveyed or otherwise encumbered any of his rights, title or interests in the Business Plan. Founder and Mr. Hastings are the exclusive owners of the Business Plan, and no other persons or entities has or shall have any claim of ownership with respect to any part of the Business Plan. To the best of the Founder's knowledge, no persons are infringing any of the intellectual property rights of the Founder in connection with the Business Plan.

          (b) Founder represents and warrants that Founder is acquiring or will be acquiring the Shares for investment for Founder's own account, not as a nominee or agent and not with the view to, or for resale in connection with, any distribution thereof. Founder understands that the Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Founder's representations as expressed herein. Founder has not been formed for the specific purpose of acquiring the Shares. Founder further understands that the Company shall have no obligation to register the Shares under the Act on behalf of Founder.

          (c) Founder is aware of the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain of the conditions specified by Rule 144, including, among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable.

          In the event that the Company does not qualify under Rule 701, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, (2) the availability of certain public information about the Company, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as such term is defined under the Securities Exchange Act of 1934, and (4) the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

          (d) Founder further understands that at the time Founder wishes to sell the securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Founder would be precluded from selling the securities under Rule 144 even if the two-year minimum holding period had been satisfied.

          (e) Founder further understands that in the event all of the applicable requirements of Rule 701 and Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A or some other registration exemption will be required; and that, notwithstanding the fact that Rule 701 and Rule 144 are not exclusive, the staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 701 and Rule 144 will have a substantial burden of proof establishing that an exemption from registration is available for such offers or sales and that such persons and their respective brokers who participate in such transactions do so at their own risk.

     9.   Tax Consequences. The Founder has reviewed with the Founder's own tax
          ----------------
advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement (including any tax consequences that may result under recently enacted tax legislation). The Founder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Founder understands that the Founder (and not the Company) shall be responsible for the Founder's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

     10.  Miscellaneous.
          --------------

          (a) The parties agree to execute such further instruments and to take such further actions as may reasonably be necessary to carry out the intent of this Agreement.

          (b) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by regular or certified mail with postage and fees prepaid, addressed to Founder at his address shown on the Company's employment records and to the Company at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by ten days' advance written notice to the other party hereto.

          (c) The Company may assign its rights and delegate its duties under this Agreement. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Founder, his heirs, executors, administrators, successors and assigns.

          (d) FOUNDER ACKNOWLEDGES AND AGREES THAT THE RELEASE OF SHARES FROM THE REPURCHASE OPTION OF THE COMPANY PURSUANT TO SECTION 4 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER). FOUNDER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH FOUNDER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE FOUNDER'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

          (e) This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FOUNDER                               COMPANY

Marc B. Randolph                      Kibble, Inc.
                                      a Delaware corporation


/s/ Marc B. Randolph                  /s/ Marc B. Randolph
--------------------                  --------------------------------
                                      By:
                                      President


          The Founder has reviewed the provisions of this Agreement, has had an opportunity to obtain the advice of the Founder's own tax and legal advisors prior to executing this Agreement and fully understands and agrees to the provisions hereof. The Founder understands that the law firm of Wilson, Sonsini, Goodrich & Rosati is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Founder.

                                      FOUNDER


                                               /s/ Marc B. Randolph
                                               -----------------------

                                   EXHIBIT A
                                   ---------

                           DESCRIPTION BUSINESS PLAN

                               CONSENT OF SPOUSE

              I, Lorraine Randolph spouse of Marc Randolph read and approve the foregoing Agreement. In consideration of granting of the right to my spouse to purchase shares of Common Stock of Kibble, Inc. as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws of the State of California or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: October 8, 1997


                                                        /s/ Lorraine K. Randolph
                                                        ---------------------
                                                        (Signature of Spouse)

                     ASSIGNMENT SEPARATE FROM CERTIFICATE

              FOR VALUE RECEIVED I, ___________________, hereby sell, assign and transfer unto ________________ shares of the Common Stock of Kibble, Inc. standing in my name on the books of said corporation represented by Certificate No. ___ herewith and do hereby irrevocably constitute and appoint the Secretary of Kibble, Inc. or his designee, to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

              This Stock Assignment may be used only in accordance with the Stock Purchase Agreement between the corporation and the undersigned dated _____________________, 199_.


Dated: ___________________________, 199_.






                                              Signature: /s/ Marc B. Randolph
                                                         ---------------------

                                              Name : Marc B. Randolph
                                                     ------------------------

                     ASSIGNMENT SEPARATE FROM CERTIFICATE

                  FOR VALUE RECEIVED I, __________________, hereby sell, assign and transfer unto ______________________________ shares of the Common Stock of Kibble, Inc. standing in my name on the books of said corporation represented by Certificate No._ herewith and do hereby irrevocably constitute and appoint the Secretary of Kibble, Inc. or his designee, to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

              This Stock Assignment may be used only in accordance with the Stock Purchase Agreement between the corporation and the undersigned dated ________________, 199_.

Dated: ___________________________, 199_.





                                                Signature: /s/ Reed Hastings
                                                          -------------------

                                                Name: Reed Hastings
                                                     ----------------------

                                 NETFLIX, INC.

       AMENDMENT NO. 1 TO FOUNDER'S RESTRICTED STOCK PURCHASE AGREEMENT


     This Amendment No. 1 (the "Amendment") to the Founder's Restricted Stock Purchase Agreement (the "Agreement") with Marc B. Randolph (the "Founder") is made this 12th day of June 1998 by and between the Founder and Netflix, Inc., a Delaware corporation (the "Company").

                                   RECITALS

     WHEREAS, the Company and the Founder have previously entered into the Agreement pursuant to which the Company issued to Founder 2,700,000 shares of Common Stock of the Company (the "Shares") to induce Founder to contribute certain property to the Company; and

     WHEREAS, the Company and the Founder desire to amend the Agreement to provide for certain limitations on the acceleration of vesting of the Shares in the event of a change in control.

     NOW, THEREFORE, the Founder and the Company agree that the Agreement shall be amended as follows:

     1. Section 4 titled "Release of Shares From Repurchase Option" is hereby amended in its entirety to read as follows:

     "4.  Release of Shares From Repurchase Option.
          ----------------------------------------

          (a) (i) Twenty-five percent (25%) of the Shares shall be released from the Company's repurchase option exactly one year after the date of execution of this Agreement and one forty-eighth (1/48) of the Shares shall be released each month thereafter, provided in each case that the Founder's Continuous Status with the Company has not terminated prior to the date of any such release.

               (ii) With respect to the vesting set forth in Section 4(a)(i) above, in the case of an Acquisition of the Company (as defined below), then the balance of the Shares which have not yet been released from the Company's repurchase option as set forth above shall be released from the Company's repurchase option as follows:

                         (A)  Fifty percent (50%) of the Unreleased Shares (as
defined below) shall be released from the Company's repurchase option as of the date of closing of the Acquisition.

                         (B)  Upon consummation of the Acquisition, the
remainder of the Unreleased Shares shall continue to vest in accordance with the terms of this Agreement;

provided, however, that if Founder's employment with the Company or the
--------  -------
successor corporation, as applicable, is terminated by the successor corporation as a result of an Involuntary Termination (as defined below) other than for Cause (as defined below) within twelve months following an Acquisition, the remainder of all Unreleased Shares shall be released from the Company's repurchase option as of the date of such Involuntary Termination.

     For purposes of this Section 4, any of the following events shall constitute an "Involuntary Termination": (i) a significant reduction of the Founder's duties, authority or responsibilities, relative to the Founder's duties, authority or responsibilities as in effect immediately prior to the Acquisition, or the assignment to Founder of such reduced duties, authority or responsibilities; (ii) a substantial reduction of the facilities and perquisites (including office space and location) available to the Founder immediately prior to the Acquisition; (iii) a reduction in the base salary of the Founder as in effect immediately prior to the Acquisition; (iv) a material reduction in the kind or level of employee benefits, including bonuses, to which the Founder was entitled immediately prior to the Acquisition with the result that the Founder's overall benefits package is significantly reduced; (v) the relocation of the Founder to a facility or a location more than fifty (50) miles from the Founder's then present location, without the Founder's express written consent;
(vi) any purported termination of the Founder by the successor corporation which is not effected for disability or for Cause, or any purported termination for which the grounds relied upon are not valid; or (vii) any act or set of facts or circumstances which would, under California law or statute constitute a constructive termination of the Founder.

     For purposes of this Section 4, "Cause" shall mean (i) any act of personal dishonesty taken by the Founder in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the Founder, (ii) the conviction of a felony, (iii) a willful act by the Founder which constitutes gross misconduct and which is injurious to the successor corporation, and (iv) following delivery to the Founder of a written demand for performance from the successor corporation which describes the basis for the successor corporation's belief that the Founder has not substantially performed his duties, continued violations by the Founder of the Founder's obligations to the successor corporation which are demonstrably willful and deliberate on the Founder's part.

     For purposes of this Agreement, "Acquisition" shall mean the Company's acquisition by an unaffiliated third party by way of merger after which the stockholders of the Company own less than fifty percent (50%) of the outstanding voting securities of the surviving corporation, or by way of sale by the Company of all or substantially all of its assets or stock.

     (b) Any of the Shares which have not yet been released from the Company's repurchase option (and any shares of capital stock or other property exchangeable therefor pursuant to an Acquisition) are referred to herein as "Unreleased Shares."

     (c) The Shares which have been released from the Company's repurchase option shall be delivered to the Founder at the Founder's request (see Section 6 hereof).

     IN WITNESS WHEREOF, this Amendment has been entered into as of the date first set forth above.


NETFLIX, INC.                                FOUNDER


By: /s/ Marc Randolph                        /s/ Marc Randolph
    ---------------------------------------  ----------------------------

Name: Marc Randolph
      -------------------------------------

Title: President & Chief Executive Officer
       ------------------------------------

                                       3